State of Florida
Department of State

I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on December 21, 2006, for COONS SEMI-TRAILER LEASING, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H06000299787. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P06000130151.

Authentication Code: 006A00072299-122206-P06000130151-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-second day of December, 2006
/s/ Sue M. Cobb
Sue M. Cobb
Secretary of State

December 22, 2006	FLORIDA DEPARTMENT OF STATE
Division of Corporations

COONS SEMI-TRAILER LEASING, INC.
4221 HOLIDAY DRIVE
FLINT, MI 48507US

Re: Document Number P06000130151

The Amended and Restated Articles of Incorporation for COONS SEMI-TRAILER LEASING, INC., a Florida corporation, were filed on December 21, 2006.

The certification you requested is enclosed. To be official, the certificate for a certified copy must be attached to the original document that was electronically submitted under FAX audit number H06000299787.

Should you have any questions concerning this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Pamela Smith
Document Specialist
Division of Corporations	Letter Number: 006A00072299

P.O BOX 6327 - Tallahassee, Florida 32314

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COONS SEMI-TRAILER LEASING, INC.

THESE, DULY ADOPTED, AMENDED AND RESTATED ARTICLES OF INCORPORATION SHALL SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO.

ARTICLE I. CORPORATE NAME

The name of this corporation is COONS SEMI-TRAINLER LEASING, INC., and has its principle place of business at 4221 HOLIDAY DRIVE, FLINT, MICHIGAN 48507.

ARTICLE II. NATURE OF BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation is to engage in any and all business permitted under the laws of the State of Florida and this Corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 10,000,000 shares of common stock having a par value of $0.01 per share.

ARTICLE IV. TERM OF EXISTENCE

This Corporation shall have perpetual existence commencing upon the filing of these Articles.

ARTICLE V. REGISTERED AGENT AND INITIAL REGISTERED OFFICE

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

WILLIAM R. BARKER, P.A.
801 NORTH MAGNOLIA AVENUE, SUITE 416
ORLANDO, FLORIDA 32803

The Board of Directors from time to time may move the Registered Office to any other address in the State of Florida.

ARTICLE VI. PREEMPTIVE RIGHTS

Each Shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price for which it is offered to others, that Shareholder's pro rata portion of the following:

A.     Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof for out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash or other consideration; or,

B.     Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock of any class or classes.

ARTICLE VII. BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increases or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1). Initially, there shall be one (1) directors of the corporation. The name and address of the initial Directors of the corporation is:

WILLIAM COONS
4221 HOLIDAY DRIVE
FLINT, MICHIGAN 48507

The person name as the initial Director shall hold this office until the first meeting of the shareholders, or until otherwise replaced by a successor.

ARTICLE VIII. INCORPORATOR

The name and street address of the person signing these Articles of Incorporation is:

WILLIAM COONS
4221 HOLIDAY DRIVE
FLINT, MICHIGAN 48507

ARTICLE IX. AMENDMENT OF ARTICLES

The Articles of Incorporation may be amended in the manner provided by law.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

ARTICLE XI. BYLAWS

The power to adopt, alter, amend and repeal the Bylaws shall be vested in the Board of Directors and the Shareholders as provided by law; however, the Shareholders shall not have the power to adopt or amend the Bylaws that fixes a greater quorum or voting requirement for Shareholders than is required by law.

IN WITNESS WHEREOF, the undersigned, as Incorporator has executed the foregoing Articles of Incorporation on the 1st of December, 2006.

/s/ WILLIAM COONS
WILLIAM COONS
Incorporator

DESIGNATION AND ACCEPTANCE BY REGISTERED AGENT

In compliance with FLORIDA General Corporation Act, the following is submitted:

That COONS SEMI-TRAILER LEASING, INC., desiring to organize under the laws of the State of FLORIDA, with its principal office at 4221 HOLIDAY DRIVE, FLINT, MICHIGAN 48507 has named WILLIAM R. BARKER, P.A., located at 801 NORTH MAGNOLIA AVENUE, SUITE 416, ORLANDO, FLORIDA 32803, County of Orange, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-named Corporation, at the place designated in Article V of these Articles of Incorporation, the undersigned agrees to act in this capacity, and agrees to comply with the provisions of Florida law relative to keeping the designated office open.

Registered Agent
WILLIAM R. BARKER, P.A.

/s/ WILLIAM R. BARKER
WILLIAM R. BARKER, ESQUIRE

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In compliance with Section 607.1007 of the Florida General Corporation Act, the following is submitted:

That, the Board of Directors of COONS SEMI-TRAILER LEASING, INC., have approved the filing of Amended and Restated Articles of Incorporation; and, this Restatement does contain Amendments that required shareholder approval; and, the Board of Directors adopted the Restatement after submission of same to the Shareholders, and, a majority approval by the Shareholders.

That, at a Special Meeting of the Shareholders, held in accordance with Section 607.0702, on NOVEMBER 29, 2006, the Shareholders of COONS SEMI-TRAILER LEASING, INC. unanimously adopted the Amended and Restated Articles of Incorporation of COONS SEMI-TRAILER LEASING, INC.; and, voted that the Amended and Restated Articles of Incorporation of COONS SEMI-TRAILER LEASING, INC. shall supersede the original articles of incorporation and all amendments thereto. The number of votes cast for the Amendments by the Shareholders was sufficient for approval.

The undersigned, being President and Secretary of COONS SEMI-TRAILER LEASING, INC., does make and file this certificate, declaring and certifying the facts hereinabove contained to be true and accordingly hereunto set my hand, on this, the 1st day of December, 2006.

/s/ WILLIAM COONS
WILLIAM COONS, President